SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                       Date of Report (Date of earliest event reported)                                                                                     February 8, 2011

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about February 8, 2011, Tactical Air Defense Services, Inc. (the “Company”) appointed Mr. Peter C. Maffitt to its Board of Directors.

Mr. Maffitt is a member of our Board of Director and an executive with over 30 years of experience in the corporate, government, and military sectors, with an emphasis on new business development and fund-raising in the international sector including the Middle East, Latin America, and Asia. Mr. Maffitt is a published author including publications in the U.S. Foreign Service Journal. Mr. Maffitt is 62 years old, a graduate of Yale University, speaks Spanish, French, Russian, and Mandarin, and for the past seven years has been providing consulting services to domestic companies engaged in international business.

Item  7.01                      Regulation FD Disclosure.

Press Releases

In connection with the above described appointment of Mr. Maffitt and concurrently with this Form 8-K, the Company issued a press release relating to Mr. Maffitt’s appointment.  A copy of this press release is furnished as an exhibit to this Report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

99.1
Press release dated as of February 11, 2011, entitled “Tactical Air Defense Services Appoints Peter C. Maffitt to Board of Directors” relating to Mr. Maffitt’s appointment to the Board of Directors (Deemed Furnished)

Dated:   February 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc. /s/ Alexis Korybut

By:	Alexis Korybut
Its:	Chief Executive Officer